9% SERIES A CONVERTIBLE DEBENTURE

THE DEBENTURE REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY WHO IS A CITIZEN, RESIDENT OR DOMICILIARY OF THE UNITED STATES OF AMERICA, ITS TERRITORIES OR POSSESSIONS, OR OF THE COMMONWEALTH OF PUERTO RICO, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THAT ACT OR AN OPINION OF COUNSEL TO THE COMPANY IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

$________________	July , 2005

West Haven, Connecticut

FOR VALUE RECEIVED, NanoViricides, Inc., a Nevada corporation (the “Company”), promises to pay to the order of _____________ or its registered assigns (the “Holder”), the principal sum of $______________ or such other amount as shall then equal the outstanding principal amount hereof, together with interest from the date of issuance of this Debenture on the unpaid principal balance hereof at a rate equal to nine percent (9%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any accrued but unpaid interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) July __, 2006 (the “Maturity Date”), or (ii) when such amounts are declared due and payable by the Holder or made automatically due and payable upon or after the occurrence of an Event of Default (as defined below). Interest on this Debenture shall be payable quarterly, commencing on the ninetieth day from the issuance of this Debenture, in an amount of shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), equal to the dollar amount of interest owed to the Holder, divided by the average closing price during the fifteen (15) prior trading days. Any payments of principal or interest shall be paid in United States Dollars.

This Debenture is issued pursuant to the Subscription Agreement (the “Subscription Agreement”) dated as of July __, 2005 by and between the Company and the Holder.

The following is a statement of the rights of the Holder and the conditions to which this Debenture is subject, and to which the Holder hereof, by the acceptance of this Debenture, agrees:

(a)	“Business Day” means any day on which the national or state banks located in the State of New York are open to transact business.

(b)	“Conversion Price” has the meaning set forth in Section 5(a) hereof.

(c)	“Obligations” means the principal, interest and other amounts payable under this Debenture.

(d)	“Transaction Documents” shall mean this Debenture and the Subscription Agreement.

2.         Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Debenture:

(a)        Failure to Pay. The Company shall fail to pay (i) when due any principal payment on this Debenture or (ii) any interest or other payment required under the terms of this Debenture or any other Transaction Document within five (5) Business Days of its due date; or

(b)        Breaches of Other Covenants. The Company shall fail to observe or to perform any other covenant, obligation, condition or agreement contained in this Debenture or the other Transaction Documents, other than those specified in Section 2(a) hereof, and such failure shall continue for thirty (30) days; or

(c)        Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it or (vii) take any action for the purpose of effecting any of the foregoing; or

(d)        Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered, or such case or proceeding shall not be dismissed or discharged within forty-five (45) days of commencement.

3.         Rights of Holder Upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Sections 2(c) and 2(d) hereof) and at any time thereafter during the continuance of such Event of Default, the Holder may declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 2(c) and 2(d) hereof, immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

4.         Prepayment. This Debenture may not be prepaid except as set forth in Section 7 herein.

5. Conversion.

(a)        Conversion by the Holder. The Holder, at its option and so long as the Company has a sufficient number of shares reserved and available for issuance, may convert all, but not less than all, of the sum of the principal then outstanding on the Debenture at the Maturity Date into a number of shares of Common Stock equal the outstanding principal balance, divided by seventy percent (70%) of the average closing price of the Common Stock during the fifteen (15) trading days preceding the Maturity Date (the “Conversion Price”). The Conversion Price shall not exceed $0.50, subject to adjustment as set forth in Section 6 herein.

(b)        Mechanics and Effect of Conversion. No fractional shares of Common Stock shall be issued upon conversion of this Debenture. Upon the conversion of all of the principal outstanding under this Debenture, in lieu of the Company issuing any fractional shares to the Holder, the Company shall round all shares to the next whole share. Upon conversion of this Debenture pursuant to this Section, the Holder shall surrender this Debenture, duly endorsed, at the principal office of the Company. At its expense, the Company shall, as soon as practicable thereafter, issue and deliver to such Holder at such principal office a certificate or certificates for the number of shares of such Common Stock to which the Holder shall be entitled upon such conversion (bearing such legends as are required by the Subscription Agreement and applicable state and federal securities laws in the opinion of counsel to Company), together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Debenture. Upon full conversion of this Debenture, Company shall be forever released from all its obligations and liabilities under this Debenture.

(c)        Reservation of Stock Issuable Upon Conversion. The Company shall at all times, reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Debenture, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Debenture; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of this Debenture, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(d)        Payment of Taxes. The Company will pay all transfer taxes or charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of this Debenture, except for any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which this Debenture was registered.

6. Conversion Price Adjustments.

(a)        Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after date of first issuance of this Debenture (the “Date of Original Issue”) effect a stock split or subdivision of the outstanding Common Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased, and, conversely, if the Company shall at any time or from time to time after the Date of Original Issue combine the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 6(a) shall become effective at the close of business on the date the stock split, subdivision or combination becomes effective.

(b)        Dividends and Distributions. The Company at any time or from time to time after the Date of Original Issue to the Maturity Date shall not issue a dividend or other distribution payable in securities of the Company or other property. As used herein, the term “other property” does not include cash.

(c)        Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Date of Original Issue, the Common Stock issuable upon the conversion of this Debenture is changed into the same or a different number of shares of any class or series of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 6), then in any such event the Holder shall have the right thereafter to convert this Debenture into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which this Debenture could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(d)        Reorganizations. If at any time or from time to time after the Date of Original Issue there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 6), as a part of such capital reorganization provision shall be made so that the Holder shall thereafter be entitled to receive upon conversion of this Debenture the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon such conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the Holders after such capital reorganization to the end that the provisions of this Section 6 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of this Debenture) shall be applicable after that event and be as nearly equivalent as practicable.

(e)         No Impairment. The Company shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the Holders of this Debenture against dilution or other impairment as provided herein.

7.         Redemption.

(a) Redemption by the Company. The Company, at its sole option, shall have the right, but not the obligation, to repurchase the Debenture if at the Maturity Date, the average closing price of the Common Stock for the five (5) days preceding the Maturity Date is below $0.25, subject to adjustment as set forth in Section 6 herein (the “Redemption”). Upon Redemption, the Company shall pay to the Holder, the principal amount of the Debenture with interest at the rate of fifteen percent (15%) per annum (the “Redemption Payment”).

(b) Mechanics of Redemption. Any amounts paid to the Holder pursuant to the Redemption shall be paid in immediately available funds to the order of the Holder or its assigns. Notwithstanding the receipt by the Company of the Holder’s Conversion Notice, the Company shall still have the right to redeem the debenture as set forth in subsection(a) above. The Company shall deliver the Redemption Payment to the Holder at the Holder’s address set forth herein and the Company shall be forever released from all its obligations and liabilities under this Debenture.

8.          Successors and Assigns. Subject to the restrictions on transfer described in Sections 10 and 11 hereof, the rights and obligations of the Company and the Holder of this Debenture shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

9.         Waiver and Amendment. Any provision of this Debenture may be amended, waived or modified only as to the Holder of this Debenture upon the written consent of the Company and the Holder.

10.         Transfer of this Debenture or Securities Issuable on Conversion Hereof. This Debenture may not be transferred in violation of any restrictive legend set forth hereon. Each new Debenture issued upon transfer of this Debenture shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Debenture shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Debenture for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Debenture for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Debenture shall be overdue and the Company shall not be affected by notice to the contrary.

11.       Assignment by the Company. Neither this Debenture nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company, without the prior written consent of the Holder.

12.       Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier, personal delivery or facsimile transmission at the respective addresses or facsimile number of the parties as set forth in the Subscription Agreement or on the register maintained by the Company. Any party hereto may by notice so given change its address or facsimile number for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

13.       Expenses; Waivers. If action is instituted to collect this Debenture, the Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

14.       Governing Law. This Debenture and all actions arising out of or in connection with this Debenture shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to conflict of laws provisions thereof. In the event of any dispute among or between any of the parties to this Debenture arising out of the terms of this Debenture, the parties hereby consent to the exclusive jurisdiction of the federal and state courts located in the State of New York for resolution of such dispute, and agree not to contest such exclusive jurisdiction or seek to transfer any action relating to such dispute to any other jurisdiction.

IN WITNESS WHEREOF, the Company has caused this Debenture to be issued as of the date first written above.

NANOVIRICIDES, INC.

By:
Anil Diwan, President